Exhibit 99.1

FTI Consulting, Inc.

900 Bestgate Road

Annapolis, MD 21401

(410) 224-8770

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT THE ABERNATHY MACGREGOR GROUP:
Jack Dunn, President & CEO	Winnie Lerner/Jessica Liddell
(410) 224-1483	(212) 371-5999

FOR IMMEDIATE RELEASE

FTI CONSULTING, INC. ANNOUNCES SECOND-QUARTER 2005 RESULTS

Revenues, Net Income and Diluted Earnings Per Share Increase Year-Over-Year

ANNAPOLIS, MD, July 28, 2005—FTI Consulting, Inc. (NYSE: FCN), a leading provider of corporate finance/restructuring, forensic/litigation/technology, and economic consulting, today reported its results for the second quarter of 2005. The financial results in this release are consistent with the preliminary results previously announced by the company on July 19, 2005. FTI has also filed its Form 10-Q for the second quarter of 2005, and expects to complete its previously announced $300 million long-term debt issue on August 2, 2005.

Second-Quarter 2005 Results

For the quarter, revenues were $123.9 million, an increase of 15.4 percent compared with $107.4 million for the second quarter of 2004. Income from operations rose 20.9 percent to $27.8 million from $23.0 million in the comparable quarter last year. Earnings per share increased 10.0 percent to $0.33 on a diluted basis compared with $0.30 last year. Earnings for the second quarter of 2005 were reduced by approximately $0.01 per share related to the settlement of potential litigation.

Earnings from operations before interest, taxes, depreciation and amortization (EBITDA, see note below), after the potential litigation settlement (Adjusted EBITDA), increased 18.5 percent to $31.4 million, 25.3 percent of revenues, compared with $26.5 million, or 24.7 percent of revenues, in the second quarter of the prior year.

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Cash flow provided by operations for the second quarter of 2005 was $31.5 million compared with $20.7 million provided in the second quarter of 2004, an increase of 52.2 percent. Total long-term debt at June 30, 2005 was $142.5 million. No amounts were outstanding under the company’s revolving credit agreement. The company did not repurchase any shares of common stock during the second quarter. At June 30, 2005, the remaining amount authorized under the company’s current share repurchase program was approximately $50 million, and was subsequently increased to $165 million in connection with the company’s $300 million long-term debt offering presently in progress. FTI plans to use a portion of the net proceeds of the offering to repurchase at least $100 million of common shares.

Total headcount at June 30, 2005 was 1,197, and revenue-generating headcount was 888. Utilization of revenue-generating personnel measurable by billable hours was approximately 80.5 percent for the second quarter, and average rate per hour for the quarter was approximately $340.

Second-Quarter 2005 Business Segment Results

Forensic/Litigation/Technology

Revenues increased 13.8 percent to $52.0 million in the second quarter from $45.7 million last year. Approximately $16.3 million in revenues were generated by FTI’s combined technology operations as compared to $10.6 million in the prior year. Segment Adjusted EBITDA was $18.9 million, 36.3 percent of revenues, an increase of 31.3 percent from $14.4 million in the prior year, 31.5 percent of revenues.

Corporate Finance/Restructuring

Revenues, including a one month effect of the acquisition of Cambio Health Solutions, completed on May 31, were $44.3 million for the second quarter, an 11.9 percent increase from $39.6 million recorded in the second quarter of 2004. Segment Adjusted EBITDA was $13.8 million, 31.1 percent of revenues, an increase of 9.5 percent from $12.6 million in the prior year, 31.8 percent of revenues.

Economic Consulting

Revenues in the economic consulting segment were $27.6 million in the second quarter of 2005, increasing 24.9 percent from $22.1 million last year. Segment Adjusted EBITDA was $6.9 million, 25.1 percent of revenues, an increase of 30.2 percent from $5.3 million in the prior year, 24.0 percent of revenues.

Six-Month Results

For the first half of 2005, revenues were $240.5 million, an increase of 10.5 percent compared with $217.7 million for the first half of 2004. Income from operations rose 16.6 percent to $51.2 million from $43.9 million last year. Earnings per share increased 8.8 percent to $0.62 on a diluted basis compared with $0.57 for the same period last year.

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Earnings from operations before interest, taxes, depreciation and amortization (Adjusted EBITDA, see note below) increased 12.9 percent to $57.9 million, 24.1 percent of revenues, compared with $51.3 million, or 23.5 percent of revenues, in the first half of the prior year. Cash flow provided by operations for the first half of 2005 was $16.0 million compared with $0.5 million in the first half of 2004.

Forensic/Litigation/Technology revenues increased 12.7 percent to $101.7 million in the first half from $89.9 million last year. Approximately $31.3 million in revenues were generated by our combined technology operations as compared to $21.0 million in the prior year. Segment Adjusted EBITDA was $33.9 million, 33.3 percent of revenues, an increase of 25.6 percent from $27.0 million in the prior year, 30.1 percent of revenues.

Corporate Finance/Restructuring revenues were $85.8 million for the first half, an increase of 3.5 percent from $82.9 million recorded in the first half of 2004. Segment Adjusted EBITDA was $27.2 million, 31.7 percent of revenues, an increase of 7.5 percent from $25.3 million in the prior year, 30.5 percent of revenues.

Economic Consulting revenues were $53.0 million in the first half of 2005, increasing 17.8 percent from $45.0 million in the first half of 2004. Segment Adjusted EBITDA was $12.7 million, 23.9 percent of revenues, an increase of 17.6 percent from $10.8 million in the prior year, 23.9 percent of revenues.

Second-Quarter Conference Call

FTI will hold a conference call to discuss second-quarter results and management’s outlook for the remainder of 2005 following the closing of its long-term debt offering presently in progress. The call is scheduled for 11:00 a.m. Eastern time on Wednesday, August 3, 2005. The call can be accessed live and will be available for replay over the Internet by logging onto the company’s website, www.fticonsulting.com, for 90 days.

About FTI Consulting

FTI is the premier provider of corporate finance/restructuring, forensic/litigation/ technology consulting, and economic consulting. Strategically located in 24 of the major US cities, London and Melbourne, FTI’s total workforce of more than 1,100 employees includes numerous PhDs, MBA’s, CPAs, CIRAs and CFEs, who are committed to delivering the highest level of service to clients. These clients include the world’s largest corporations, financial institutions and law firms in matters involving financial and operational improvement and major litigation.

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Note: Although EBITDA and Adjusted EBITDA are not measures of financial condition or performance determined in accordance with GAAP, FTI believes that it is a useful operating performance measure for evaluating its results of operations from period to period and as compared to its competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in its industry. FTI uses EBITDA to evaluate and compare the operating performance of its segments and it is one of the primary measures used to determine employee bonuses. FTI also uses EBITDA to value businesses it acquires or anticipates acquiring. A reconciliation of Adjusted EBITDA to net earnings and EBITDA is included in the accompanying tables to this press release. Adjusted EBITDA and EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. In addition, because the calculation of EBITDA in the maintenance covenants contained in FTI’s credit facilities is based on accounting policies in use, consistently applied from the time the indebtedness was incurred, Adjusted EBITDA and EBITDA as supplemental financial measures are also indicative of the company’s capacity to service debt and thereby provides additional useful information to investors regarding the company’s financial condition and results of operations. Adjusted EBITDA and EBITDA for purposes of those covenants are not calculated in the same manner as they are calculated in the accompanying table.

This press release includes “forward-looking” statements that involve uncertainties and risks. There can be no assurance that actual results will not differ from the company’s expectations. The company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this may occur from time to time in the future. As a result of these possible fluctuations, the company’s actual results may differ from our projections. Further, preliminary results are subject to normal year-end adjustments. Other factors that could cause such differences include pace and timing of additional acquisitions, the company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described in the company’s filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

(in thousands, except per share data)

	Six Months Ended
	June 30, 2005	June 30, 2004
	(unaudited)
Revenues	$240,531	$217,685

Direct cost of revenues	129,537	120,255
Selling, general and administrative expense	57,443	50,518
Amortization of other intangible assets	2,357	2,976

	189,337	173,749

Operating income	51,194	43,936

Other income (expense)
Interest expense, net	(3,865)	(2,803)
Litigation settlements	(1,012)	—

Income from operations before income tax provision	46,317	41,133

Income tax provision	19,453	16,823

Net income	$26,864	$24,310

Earnings per common share - basic	$0.63	$0.58

Weighted average common shares outstanding - basic	42,565	42,135

Earnings per common share - diluted	$0.62	$0.57

Weighted average common shares outstanding - diluted	43,035	42,561

Supplemental Financial Data

	Six Months Ended
	June 30, 2005	June 30, 2004
	(in thousands)
EBITDA Reconciliation:

Adjusted EBITDA (2)	$57,851	$51,263
Litigation settlements	1,012	—

EBITDA (1)	58,863	51,263
Depreciation and other amortization	5,312	4,351
Amortization of other intangible assets	2,357	2,976

Operating income	51,194	43,936
Litigation settlements	(1,012)	—
Interest expense, net	(3,865)	(2,803)
Income tax	(19,453)	(16,823)

Net income	$26,864	$24,310

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND 2004

(in thousands, except per share data)

	Three Months Ended
	June 30, 2005	June 30, 2004
	(unaudited)
Revenues	$123,917	$107,445

Direct cost of revenues	65,192	58,357
Selling, general and administrative expense	29,290	24,792
Amortization of other intangible assets	1,608	1,255

	96,090	84,404

Operating income	27,827	23,041

Other income (expense)
Interest expense, net	(2,310)	(1,396)
Litigation settlements	(708)	—

Income from operations before income tax provision	24,809	21,645

Income tax provision	10,420	8,852

Net income	$14,389	$12,793

Earnings per common share - basic	$0.34	$0.30

Weighted average common shares outstanding - basic	42,808	42,172

Earnings per common share - diluted	$0.33	$0.30

Weighted average common shares outstanding - diluted	43,326	42,517

Supplemental Financial Data

	Three Months Ended
	June 30, 2005	June 30, 2004
	(in thousands)
EBITDA Reconciliation:

Adjusted EBITDA (2)	$31,438	$26,547
Litigation settlements	708	—

EBITDA (1)	32,146	26,547
Depreciation and other amortization	2,711	2,251
Amortization of other intangible assets	1,608	1,255

Operating income	27,827	23,041
Litigation settlements	(708)	—
Interest expense, net	(2,310)	(1,396)
Income tax provision	(10,420)	(8,852)

Net income	$14,389	$12,793

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

(in thousands)

	June 30, 2005	June 30, 2004
Operating activities
Net income	$26,864	$24,310
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and other amortization	5,312	4,351
Amortization of other intangible assets	2,357	2,976
Provision for doubtful accounts	792	2,554
Income tax benefit from stock option exercises	118	1,882
Non-cash interest and other	2,440	1,390
Changes in operating assets and liabilities
Accounts receivable	(25,022)	(25,967)
Prepaid expenses and other assets	61	(3,797)
Accounts payable and other liabilities	96	1,428
Accrued compensation expense	689	(392)
Billings in excess of services provided	(574)	(7,753)
Income taxes payable	2,841	(479)

Net cash provided by operating activities	15,974	503

Investing activities
Purchases of property and equipment	(8,992)	(4,099)
Payments for acquisition of businesses, including contingent payments and acquisition costs	(46,651)	(923)
Proceeds from note receivable due from owners of former subsidiary	5,525	—
Change in other assets	(65)	603

Net cash used in investing activities	(50,183)	(4,419)

Financing activities
Issuance of common stock under equity compensation plans	2,635	2,473
Purchase and retirement of common stock	(7,707)	(4,354)
Borrowings under revolving credit facility	33,500	32,000
Payments of revolving credit facility	(33,500)	(21,000)
Borrowings under long-term debt arrangements	50,000	—
Payments of long-term debt	(12,500)	(7,500)
Payments of debt financing fees, capital lease obligations and other	(820)	(360)

Net cash (used in) provided by financing activities	31,608	1,259

Net increase in cash and cash equivalents	(2,601)	(2,657)
Cash and cash equivalents, beginning of period	25,704	5,765

Cash and cash equivalents, end of period	$23,103	$3,108

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Revenues	Adjusted EBITDA (2)	Margin	Utilization	Average Rate (3)	Billable Headcount
	(in thousands)
Three Months Ended June 30, 2005
Forensic and Litigation Consulting	$52,031	$18,934	36.4%	76%	$284	423
Corporate Finance/Restructuring	44,342	13,817	31.2%	84%	$397	310
Economic Consulting	27,544	6,866	24.9%	86%	$379	155

EBITDA before corporate expenses	$123,917	39,617	32.0%	81%	$340	888

Corporate expenses		(8,179)

Adjusted EBITDA (2)		$31,438	25.4%

Six Months Ended June 30, 2005
Forensic and Litigation Consulting	$101,727	$33,859	33.3%	77%	$278	423
Corporate Finance/Restructuring	85,836	27,197	31.7%	84%	$404	310
Economic Consulting	52,968	12,669	23.9%	86%	$381	155

EBITDA before corporate expenses	$240,531	73,725	30.7%	81%	$339	888

Corporate expenses		(15,874)

Adjusted EBITDA (2)		$57,851	24.1%

Three Months Ended June 30, 2004
Forensic and Litigation Consulting	$45,742	$14,408	31.5%	76%	$292	375
Corporate Finance/Restructuring	39,576	12,622	31.9%	84%	$416	229
Economic Consulting	22,127	5,346	24.2%	81%	$367	146

EBITDA before corporate expenses	$107,445	32,376	30.1%	79%	$347	750

Corporate expenses		(5,829)

EBITDA (1)		$26,547	24.7%

Six Months Ended June 30, 2004
Forensic and Litigation Consulting	$89,855	$27,029	30.1%	76%	$289	375
Corporate Finance/Restructuring	82,863	25,259	30.5%	84%	$408	229
Economic Consulting	44,967	10,758	23.9%	83%	$371	146

EBITDA before corporate expenses	$217,685	63,046	29.0%	80%	$345	750

Corporate expenses		(11,783)

EBITDA (1)		$51,263	23.5%

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2005 AND DECEMBER 31, 2004

(in thousands, except per share amounts)

	June 30, 2005	December 31, 2004
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$23,103	$25,704
Accounts receivable
Billed	99,741	89,536
Unbilled	47,848	30,663
Allowance for doubtful accounts and unbilled services	(15,384)	(16,693)

	132,205	103,506
Other current assets	16,268	21,359

Total current assets	171,576	150,569

Property and equipment, net	27,027	23,342
Goodwill, net	566,480	507,656
Other intangible assets, net	26,220	10,978
Other assets	16,116	15,980

Total assets	$807,419	$708,525

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$15,464	$20,771
Accrued compensation	42,735	39,383
Current portion of long-term debt	35,625	21,250
Billings in excess of services provided	12,786	8,924

Total current liabilities	106,610	90,328

Long-term debt, less current portion	106,875	83,750
Deferred income taxes, deferred rent and other liabilities	45,551	38,293

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value; 75,000 shares authorized; 43,729 shares issued and outstanding in 2005 and 42,487 shares issued and outstanding in 2004	437	425
Additional paid-in capital	358,405	333,735
Unearned compensation	(7,868)	(8,551)
Retained earnings	197,409	170,545
Accumulated other comprehensive loss	—	—

Total stockholders’ equity	548,383	496,154

Total liabilities and stockholders’ equity	$807,419	$708,525

FTI CONSULTING, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004

(1)	We define EBITDA (earnings before net interest, taxes, depreciation and amortization) as operating income before depreciation and amortization which may not be similar to EBITDA measures of other companies. EBITDA is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that EBITDA is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a common alternative performance measure used by investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies with our industry.
(2)	Adjusted EBITDA represents EBITDA excluding certain gains, losses and other charges that do not relate to the ongoing operations of our business. Adjusted EBITDA as defined above may not be similar to Adjusted EBITDA measures of other companies. Adjusted EBITDA is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of income. We believe that Adjusted EBITDA is useful to investors because it allows investors to evaluate our operating results and related financial performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our business.
(3)	Effective January 1, 2005, we modified our calculation of average billable rate per hour to include revenue realization adjustments and success fees earned as part of employee revenues. Average billable rates per hour for prior periods have been adjusted to conform to our current presentation.